                               EXHIBIT 21.1

                              SUBSIDIARIES OF
                       INTERNATIONAL CONTROLS CORP.



                                                           Jurisdiction of
Company Name <F1>                                          Incorporation
- ----------------                                           ---------------

Checker Motors Corporation                                 New Jersey
  Checker Motors Co., L.P.                                 Delaware
    American Country Insurance Company                     Illinois
      American Country Financial Services Corp.            Illinois
    Parmelee Transportation Company                        Illinois
      City Wide Towing, Inc.                               Illinois
  South Charleston Stamping & Manufacturing
    Company                                                West Virginia
  Checker Holding Corp. III                                Delaware
Great Dane Trailers, Inc.                                  Georgia
  Great Dane Trailers Nebraska, Inc.                       Nebraska
  Great Dane Trailers Tennessee, Inc.                      Tennessee
  Los Angeles Great Dane, Inc.                             Georgia
  Trailer Rental Company, Inc.                             Georgia


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[FN]
<F1> The voting securities of each company whose name is indented are owned by the company set forth immediately above whose name is not indented.